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     As filed with the Securities and Exchange Commission on October 9, 2001

                                                      Registration No. 333-51204

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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

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                         POST-EFFECTIVE AMENDMENT NO. 1
                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                             ----------------------

                          WATCHGUARD TECHNOLOGIES, INC.
             (Exact name of Registrant as Specified in Its Charter)

         Delaware                                     91-1712427
(State or Other Jurisdiction of           (I.R.S. Employer Identification No.)
 Incorporation or Organization)

                        505 Fifth Avenue South, Suite 500
                            Seattle, Washington 98104
                                 (206) 521-8340
   (Address, Including Zip Code, and Telephone Number, Including Area Code, of
                    Registrant's Principal Executive Offices)

                             ----------------------

                              CHRISTOPHER G. SLATT
                Chief Executive Officer and Chairman of the Board
                          WatchGuard Technologies, Inc.
                        505 Fifth Avenue South, Suite 500
                            Seattle, Washington 98104
                                 (206) 521-8340
            (Name, Address, Including Zip Code, and Telephone Number,
                   Including Area Code, of Agent for Service)

                             ----------------------

                                   Copies to:
                                STEPHEN M. GRAHAM
                                  ALAN C. SMITH
                       Orrick, Herrington & Sutcliffe LLP
                          719 Second Avenue, Suite 900
                            Seattle, Washington 98104
                                 (206) 839-4300

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     Approximate date of commencement of proposed sale to the public: This post-effective amendment deregisters those shares of common stock that remain unsold hereunder as of the effective date hereof.
     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [_]
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_] _________
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_] _________
     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

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                          DEREGISTRATION OF SECURITIES

     On December 4, 2000, WatchGuard Technologies, Inc. filed a registration statement on Form S-3 (No. 333-51204) (the "Registration Statement") that registered 1,292,997 shares of its common stock for resale from time to time. The Registration Statement was declared effective by the Securities and Exchange Commission on December 14, 2000.

     The Registration Statement was filed in order to register shares of WatchGuard's common stock issued to the former stockholders of Qiave Technologies Corporation, which was acquired by WatchGuard on October 4, 2000.

     In accordance with the undertaking contained in the Registration Statement pursuant to item 512(a)(3) of Regulation S-K, WatchGuard respectfully requests that the Commission remove from registration all of the shares which remain unsold under the Registration Statement. WatchGuard is requesting the removal from registration of these shares because its obligation to maintain the effectiveness of the Registration Statement pursuant to the registration rights agreements between WatchGuard and the former stockholders of Qiave Technologies Corporation expired on October 4, 2001.

     Accordingly, pursuant to this Post-Effective Amendment No. 1 to the Registration Statement, WatchGuard hereby de-registers all of the shares of its common stock registered pursuant to the Registration Statement remaining unsold thereunder as of the date hereof.

            [The remainder of this page is intentionally left blank.]

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                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Seattle, state of Washington, on the 4th day of October, 2001.

                        WATCHGUARD TECHNOLOGIES, INC.

                        By:           /s/ CHRISTOPHER G. SLATT
                          ----------------------------------------------------
                                      Christopher G. Slatt
                                      Chief Executive Officer and
                                      Chairman of the Board

     Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 has been signed by the following persons in the capacities indicated on the 4th day of October, 2001.

          Signature                                  Title
          ---------                                  -----

   /S/ CHRISTOPHER G. SLATT
---------------------------------
     Christopher G. Slatt           Chief Executive Officer and Chairman of
                                    the Board (Principal Executive Officer)

   /S/ MICHAEL E. McCONNELL
---------------------------------
     Michael E. McConnell           Senior Vice President, Chief Financial
                                    Officer and Treasurer (Principal Financial
                                    and Accounting Officer)

     *MICHAEL R. HALLMAN
---------------------------------
      Michael R. Hallman            Director

     /S/ STEVEN N. MOORE
---------------------------------
       Steven N. Moore              Director

     *ANDREW W. VERHALEN
---------------------------------
      Andrew W. Verhalen            Director

      *CHARLES P. WAITE
---------------------------------
       Charles P. Waite             Director

*By: /S/ CHRISTOPHER G. SLATT
---------------------------------
     Christopher G. Slatt
       Attorney-in-Fact

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